Exhibit 5.1

October 22, 2021

Benson Hill, Inc.

1001 North Warson Rd.

St. Louis, Missouri 63162

Re:Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Benson Hill, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 22, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Registration Statement.

The Registration Statement relates to the registration of the offer and sale of up to 10,062,500 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) that are issuable upon the exercise of 10,062,500 warrants (the “Warrant Shares”) issued in connection with the initial public offering of Star Peak Corp II, a Delaware corporation (the “Public Warrants”). The Registration Statement also relates to the resale from time to time by the Selling Securityholders named in the Registration Statement of 89,628,274 shares of Common Stock (the “Secondary Shares” and, together with the Warrant Shares, the “Shares”), including (i) 8,066,000 shares of Common Stock held by Star Peak Sponsor II, LLC, a Delaware limited liability company, and certain of its transferees (the “Sponsor Shares”) and (ii) 1,996,500 shares of Common Stock held by the Sponsor and certain of its transferees subject to substantially the same terms and restrictions applicable to the Earn Out Shares (but which are not held in escrow) (the “Sponsor Earn Out Shares”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Shares and the filing of the Registration Statement and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of

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such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that (i) before the issuance of the Warrant Shares, the Registration Statement will have become effective under the Securities Act and (ii) the conditions to removing the restrictions on the Sponsor Earn Out Shares will have been satisfied or duly waived and such restrictions have been removed.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.The Warrant Shares, when delivered upon exercise of the Public Warrants, in accordance with the terms and conditions set forth in the Registration Statement, the Warrant Agreement and the Public Warrants, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

2.The Sponsor Shares and the Sponsor Earn Out Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP